CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES, INC.

ANNOUNCES NYSE AMERICAN GRANTS

ADDITIONAL EXTENSION OF CURE PERIOD FOR

TIMELY FILING CRITERIA PLAN OF COMPLIANCE

Edgewood, New York, April 11, 2022 — CPI Aerostructures, Inc. (“CPI Aero” or “Company”) (NYSE American: CVU) announced that it received notice from the NYSE American LLC (“Exchange”) informing the Company that the Exchange has granted CPI Aero’s request for an additional extension of the cure period for the Company’s plan to regain compliance with the Exchange’s standards for continued listing of its common stock under the timely filing criteria included in the NYSE American Company Guide.

The Company’s compliance plan provided for the Company to file its delayed Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 before the end of the cure period. As previously reported, the Exchange granted CPI Aero until April 14, 2022, to regain compliance with the timely filing criteria. The Company requested and on April 8, 2022, the Exchange granted an additional extension up to the maximum cure period of May 24, 2022. If the Company does not make progress consistent with the plan during the plan period or if the Company does not complete its delayed filings and any subsequently delayed filings with the Securities and Exchange Commission by the end of the maximum 12-month cure period on May 24, 2022, the Exchange staff will initiate delisting proceedings, as appropriate.

The Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 on December 27, 2021. The Company plans to file its Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021 and its subsequently delayed Annual Report on Form 10-K for the year ended December 31, 2021 with the Securities and Exchange Commission before the end of the cure period.

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services. CPI Aero is included in the Russell Microcap® Index.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. The word “plans” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward looking statements contained herein include, without limitation, statements regarding the Company’s filing of its delayed Securities and Exchange Commission filings.

These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, among other things, the Company’s completion of its financial statements for the periods ending June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022, any delay in the filing of periodic reports, adverse effects on the Company’s business related to the disclosures made in this press release.

The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the period ended December 31, 2020 and in the Company’s subsequent filings with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact
Investor Relations Counsel	CPI Aerostructures, Inc.
LHA Investor Relations	Andrew L. Davis
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@lhai.com	adavis@cpiaero.com
www.lhai.com	www.cpiaero.com

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